Exhibit 24(b)(8.71)
SECOND AMENDMENT
TO SERVICES AGREEMENT

This Second Amendment dated as of July 29, 2009 by and between ING Life Insurance and
Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life”), ING Institutional
Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (formerly Aetna Investment
Services, Inc.)(“ING Financial”)(collectively “ING”), and Goldman, Sachs & Co. (“Distributor”), is made to the Services Agreement dated as of May 1, 1999, as amended on September 1, 2004. Terms defined in the
Agreement are used herein as therein defined.

WHEREAS, the parties wish to add ING Institutional to the Agreement; and

WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.		ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions relating to ING Life in the Agreement are hereby amended to refer to both ING Life and ING
Institutional.		The defined term “ING” in the Agreement is hereby amended to include ING Life, ING
Institutional, and ING Financial.

2.		Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

	2.	Omnibus Account.

The parties agree that up to two omnibus accounts, each held in the name of the
Nominee, may be maintained for those Plan assets directed for investment in the Funds
(“Account” or “Accounts"). One such omnibus account may be maintained in connection with Plans for which ING Life is providing various recordkeeping and other administrative services, and the other such omnibus account may be maintained in connection with Plans for which ING Institutional is providing various recordkeeping and other administrative services. Alternatively, one Account may be maintained in connection with Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services. ING Life or ING Institutional, as service agents for the Plans, shall facilitate purchase and sale transactions with respect to the
Account in accordance with the Agreement, and shall perform some of all of the services as set forth in Exhibit I in their capacity as service agents for the Plans.

3.		Paragraph 4 of the Agreement is hereby deleted in their entirety and replaced with the following:

	4.	Servicing Fees: The provision of shareholder and administrative services to the Plans shall be the responsibility of ING Financial, ING Life, ING Institutional, or
the Nominee and shall not be the responsibility of Distributor. The Nominee will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay or cause to be paid an annual fee as specified in
Exhibit III (attached), based on the average net assets invested in the Funds through ING
Life’s or ING Institutional’s arrangements with Plans in each calendar quarter. The servicing fees may include a sub-transfer agency fee, a service fee, and an additional fee paid from fund assets. All payments are for services provided by ING Life and/or ING
Institutional. Within thirty (30) days after the end of each calendar quarter Distributor shall provide ING Life or ING Institutional with a statement showing the aggregate value of ING Life’s or ING Institutional’s accounts for the preceding quarter and include therewith a payment to ING Life or ING Institutional for the compensation due ING Life in accordance with this paragraph. The Funds and/or Distributor may be responsible for the payment of all or a portion of the fees specified in Exhibit III.

4.	The following is added as Section 11(d) to the Agreement:

(d) Representations of ING Institutional. ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

5.	The following replaces Section 15(b) of the Agreement:

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

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To ING Life/ING Financial/ING Institutional:

Michael Pignatella
Counsel
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

To Distributor:
Goldman, Sachs & Co.
32 Old Slip
New York, NY 10004
Attn: James McNamara

Any notice, demand or other communication given in a manner prescribed in this
Subsection (b) shall be deemed to have been delivered on receipt.

6.	The following paragraph is added under Section 15 “Miscellaneous” of the Agreement:

(h) Distributor acknowledges and agrees that due to systems limitations, ING
Life and ING Institutional are not able to deduct redemption fees that may otherwise be required by the Funds; provided however that upon development of systematic capabilities to administer redemption fees, or as otherwise requested by Distributor in writing, ING Life and ING Institutional will implement such redemptions fees in a time frame and manner mutually acceptable to all parties. ING Life and ING Institutional agree that in the event redemption fees are not implemented in a time frame and manner mutually acceptable to all parties, Distributor may remove from the list of available
Funds any Fund that assesses a redemption fee.

7.	Exhibit III to the Agreement is hereby deleted and replaced by Exhibit III, attached hereto.

8.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

9.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		GOLDMAN, SACHS & CO.
ANNUITY COMPANY

By:	/s/ Lisa S. Gilarde	By:	/s/ Peter V. Bonanno
Name:	Lisa S. Gilarde	Name:	Peter Bonanno
Title: Vice President		Title:	Managing Director

ING FINANCIAL ADVISERS, LLC		GOLDMAN SACHS TRUST

By:	/s/ David Kelsey	By:	/s/ Peter V. Bonanno
Name:	David Kelsey	Name:	Peter Bonanno
Title: COO/VP		Title:	Secretary

ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ Michelle Sheiowitz Attorney in Fact
Name: Michelle Sheiowitz
Title: Vice President

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EXHIBIT III

AVAILABLE FUNDS

The Goldman Sachs Equity Funds (including Asset Allocation and Retirement Strategy Portfolios) (“Equity
Funds”) and the Goldman Sachs Fixed Income Funds (including Income Strategies) (“Fixed Income Funds”)

APPLICABLE FEES

Funds and Share	Sub-Transfer Agent	Service Fee[1]	Additional Fee[2]
Class	Fee
Service Shares -	____%	____%	____%
Equity Funds
Service Shares - Fixed	____%	____%	____%
Income Funds
A Shares - Equity	____%	____%	____%
Funds
A Shares - Fixed	____%	____%	____%
Income Funds
Institutional Shares -	____%	____%	____%
Equity Funds
Institutional Shares -	____%	____%	____%
Fixed Income Funds
R Shares - Equity	____%	____%	____%
Funds
R Shares - Fixed	____%	____%	____%
Income Funds
IR Shares - Equity	____%	____%	____%
Funds
IR Shares - Fixed	____%	____%	____%
Income Funds
Institutional Class	____%	____%	____%
(FST Shares) –
Financial Square
Money Market Funds
Select Class –	____%	____%	____%
Financial Square
Money Market Funds
Preferred Class –	____%	____%	____%
Financial Square

[1] The Service Fee is paid out of Fund assets.
[2] The Additional Fee is paid from the profits of Goldman, Sachs & Co. and/or its affiliates.
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Money Market Funds
Capital Class –	____%	____%	____%
Financial Square
Money Market Funds
Adminstration Class –	____%	____%	____%
Financial Square
Money Market Funds
Service Class –	____%	____%	____%
Financial Square
Money Market Funds

Exhibit III (continued)

The fees are as follows for the Plans invested in the Funds, which ING Life and ING Institutional provided administrative and record keeping services, prior to the date of this amendment, as listed in Schedule 1:

Funds and Share	Sub-Transfer Agent	Service Fee[1]	Additional Fee[2]
Class	Fee
Service Shares -	____%	____%	____%
Equity Funds
Service Shares - Fixed	____%	____%	____%
Income Funds
A Shares - Equity	____%	____%	____%
Funds
A Shares - Fixed	____%	____%	____%
Income Funds
Institutional Shares –	____%	____%	____%
Equity Funds
Institutional Shares –	____%	____%	____%
Fixed Income Funds
Institutional Shares -	____%	____%	____%
Mid Cap Value Fund
Institutional Shares -	____%	____%	____%
Small Cap Value
Fund
- Growth
Opportunities Fund
- Large Cap Value
Fund

[1] The Service Fee is paid out of Fund assets.
[2] The Additional Fee is paid from the profits of Goldman, Sachs & Co. and/or its affiliates.
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Institutional Class	____%	____%	____%
(FST Shares) –
Financial Square
Money Market Funds
Select Class –	____%	____%	____%
Financial Square
Money Market Funds
Preferred Class –	____%	____%	____%
Financial Square
Money Market Funds
Capital Class –	____%	____%	____%
Financial Square
Money Market Funds
Adminstration Class –	____%	____%	____%
Financial Square
Money Market Funds
Service Class –	____%	____%	____%
Financial Square
Money Market Funds

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